EXHIBIT 31.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

I, John Mueller, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Genius Products, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: May 18, 2006	By:	/s/ JOHN MUELLER
John Mueller
Chief Financial Officer (Principal Financial and Accounting Officer)